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                                 Exhibit 23 (a)(3)

                          Certificate of Amendment to the
                                Certificate of Trust

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                              CERTIFICATE OF AMENDMENT
                                       TO THE
                                CERTIFICATE OF TRUST
                                         OF
                                   BERKELEY FUNDS


     This Second Amendment to the Certificate of Trust of BERKELEY FUNDS, a business trust (hereafter called the "business trust"), executed by the undersigned trustees and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801), et. seq.), sets forth the following amendments to the Certificate of Trust as filed with the Secretary of State of the State of Delaware:

AMENDMENTS TO CHANGE THE NAME OF THE BUSINESS TRUST

A. The references to "BERKELEY FUNDS" in the title and first paragraph of the Certificate of Trust, as amended, of the Business Trust shall, in each case be amended to read "CNI CHARTER FUNDS."

B. The FIRST Article of the Certificate of Trust of the Business Trust shall be amended in full to read:

     "FIRST:   The name of the Business Trust is "CNI CHARTER FUNDS."

     IN WITNESS THEREOF, the undersigned, being a trustee of the Business Trust, has duly executed this Certificate of Amendment this 26th day of April, 1999.




                                   /s/ Irwin G. Barnet
                                   _________________________
                                   Irwin G. Barnet